As filed with the Securities and Exchange Commission on December 31, 2003

                                                       Registration No. 333-6138
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 --------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                   TO FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                               FILA HOLDING S.p.A.
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Republic of Italy                               N/A
---------------------------------------------        -------------------
(State or Other Jurisdiction of Incorporation         (I.R.S. Employer
             or Organization)                        Identification No.)

         Viale Cesare Battisti, 26
           13900 Biella, Italy                               N/A
  ----------------------------------------                ----------
  (Address of Principal Executive Offices)                (Zip Code)

                      FILA HOLDING S.P.A. STOCK OPTION PLAN
                      -------------------------------------
                            (Full Title of the Plan)

                                Donald J. Puglisi
                              Puglisi & Associates
                          850 Library Avenue, Suite 204
                                  P.O. Box 885
                             Newark, Delaware 19715
                                 (302) 738-6680
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                              Herman H. Raspe, Esq.
                      Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                            New York, New York 10036
                                 (212) 336-2000

                       DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-6138) (the "Registration Statement") of Fila Holding S.p.A. (the "Company") pertaining to 6,500,000 of the Company's ordinary shares, par value 1.00 euro per share, which was filed with the Securities and Exchange Commission and became effective on December 6, 1996. The Registration Statement registered the 6,500,000 Ordinary Shares for sale pursuant to the Company's Stock Option Plan (the "Plan").

On June 10, 2003, the Company transferred all of its operating assets to Sport Brands International LLC (an affiliate of the American private investment fund Cerberus) (the "Sale"). As a result of the Sale, the Company no longer intends to issue any options under the Plan and the offering pursuant to the Registration Statement is being terminated. In accordance with an undertaking made by the Company to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Biella, Italy, as of this 31st day of December, 2003.


                                                     FILA HOLDING S.p.A.


                                                     By: /s/ Marco Isaia
                                                         -----------------------
                                                         Marco Isaia
                                                         Managing Director


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

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities as of the 31st day of December, 2003.

              Signature                                        Title
              ---------                                        -----

/s/ Marco Isaia                                   Director and Managing Director
------------------------------------                (functioning as Principal
Marco Isaia                                        Executive Officer, Principal
                                                      Financial Officer and
                                                   Principal Accounting Officer)


/s/ Enzio Bermani                                            Director
------------------------------------
Enzio Bermani

/s/ Pierluigi Bonavita                                       Director
------------------------------------
Pierluigi Bonavita

                                                             Director
------------------------------------
Paolo Colombo

/s/ Mario Magenes                                            Director
------------------------------------
Mario Magenes

                                                             Director
------------------------------------
Maria Martellini

/s/ Nicolo Nefri                                             Director
------------------------------------                 (Chairman of the Board)
Nicolo Nefri

/s/ Maurizio Romiti                                          Director
------------------------------------
Maurizio Romiti

                                                             Director
------------------------------------
Carlo Schiavi

/s/ Donald J. Puglisi                              Authorized Representative in
------------------------------------                     the Untied States
Donald J. Puglisi


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